Exhibit 4.2


                                                   Draft Dated January 2, 1997


                            REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (the "Agreement") is made and
     entered into as of             , 1997, by and between General Bearing
                        ------------
     Corporation, A Delaware corporation (the "Company"), and World Machinery Company, a Delaware corporation (the "Stockholder").

          The parties hereby agree as follows:

          1.   DEFINITIONS:

               As used in this Agreement, the following capitalized terms shall have the following meanings:

               "Common Stock". Shares of the Company's Common Stock, par value $1.0 per share, as the same may be constituted from time to time.

               "Demand Registration".  See Section 2(a) hereof.

               "Exchange Act". The Securities Exchange Act of 1934, as amended from time to time.

               "Holder". Any person owning or having the right to acquire Registrable Securities or any assignee thereof.

               "Maximum Includable Shares". The maximum number of shares of Common Stock, if any, to be offered in a firm commitment underwriting that the managing underwriter or underwriters (collectively the "Managing Underwriter") of the proposed offering, in their good faith judgment, deem practicable to offer and sell on behalf of the Company and selling stockholders of the Company, upon the effectiveness of the Registration Statement. In making such judgment, the Managing Underwriters may take into account any adverse effect on the price or terms upon which all securities included in such Registration Statement for the account of the Company and the Sellers may be sold.

               "Person". An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

               "Piggyback Registration".  See Section 3(b) hereof.

               "Prospectus". The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

               "Registrable Securities". (i) The Shares and (ii) any securities issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, but such term shall not mean or include any securities of any type or nature sold in a public offering or sold or then currently saleable pursuant to Rule 144 under the Securities Act.

               "Registration Expenses".  See Section 7 hereof.

               "Registration Statement". Any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments (including post-effective amendments) and supplements to such Registration Statement, all exhibits and all material incorporated by reference in such Registration Statement.

               "Restricted Securities". A security is a Restricted Security unless or until: (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a restrictive legend and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists.

               "SEC".  The U.S. Securities and Exchange Commission.

               "Securities Act". The Securities Act of 1933, as amended from time to time.

               "Seller". Each Holder, other than the Company, of shares of Common Stock of the Company or other securities exchangeable, convertible or exercisable for shares of Common Stock of the Company (collectively "Equity Securities") for whom such shares or other securities are included or proposed to be included in a Registration Statement filed by the Company.

               "Shares". The aggregate of 3,000,000 shares of Common Stock owned by the Stockholder.

               "Underwritten Registration Or Underwritten Offering". A registration in which securities of the Company are sold pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter.


          2.   DEMAND REGISTRATION

          (a) Notice and Demand. On and after the one year anniversary of this Agreement, the Holders of Registrable Securities may notify the Company in writing that they demand that the Company file a registration statement under the Act covering the registration of no fewer than 50,000 shares of Common Stock. Upon receipt of such notice, the Company shall, within ten
     (10) days, given written notice of such request to all Holders and shall, subject to the limitations of subsection 2(b), file as soon as practicable, and in any event within thirty (30) days of the receipt of such request, a Registration Statement under the Act covering all Registrable Securities which the Holders request, by notice given to the Company within (10) days of receipt of the Company's notice, to be registered (a "Demand Registration").

          (b) Underwritten Offerings.   If the Holders initiating the
     registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an Underwritten Offering, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in subsection 2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the Managing Underwriter selected for such underwriting by a majority in interest of the Initiating Holders, and reasonably acceptable to the Company; provided that no Holder shall be required to make any representations other than with respect to its ownership of Registered Securities and its intended method of distribution.

          (c) Reductions. The Company agrees to include all Registrable Securities held by all Holders in such Registration Statement without cutback or reduction unless cutbacks are required by the Managing Underwriter. In the event the Managing Underwriter requires a cutback or reduction, any Holders of the Registrable Securities which were not included in such Registration Statement shall be entitled to additional Demand Registrations for such excluded securities on the same terms as the Demand Registration described in this Agreement.

          (d) Rule 144. The Company is not obligated to effect a demand registration under this Section 2 if in the written opinion of counsel to the Company reasonably acceptable to the Holder or Holders from whom written request for registration has been received (and satisfactory to the Company's transfer agent to permit the transfer) that registration under the Act is not required for the immediate transfer of the Registrable Securities pursuant to Rule 144 or other applicable provision.



          3.   PIGGYBACK REGISTRATIONS

          (a) Notice and Request to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Forms S-4 or S-8 or comparable forms) (a "Piggyback Registration"), the Company will give written notice to all Holders of Registrable Securities of its intention to effect such a registration. Such notice shall be given not later than 45 days prior to the anticipated filing date. Subject to the provisions of Section 3(c), the Company will include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein ("Piggyback Request") within fifteen (15) days after the mailing to the applicable Holder of the Company's notice. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an Underwritten Offering effected under Section 3(d) hereof, all Persons whose securities are included in the Piggyback Registration shall be obligated to sell their securities on the same terms and conditions as apply to the securities being issued and sold by the Company.

          (b) Priority on Underwritten Registration. If a Piggyback Registration is an underwritten registration on behalf of the Company and the Managing Underwriters advise the Company with a written statement as to the number of Maximum Includable Shares, the Company will include in such registration:

               (1)  first, all securities the Company proposes to sell, and

               (2) second, the Registrable Securities and such other securities (provided such securities are of the same class as the securities being sold by the Company) requested to be included in such registration in excess of the number of securities the Company proposes to sell which, in the opinion of such Managing Underwriters, can be sold (allocated pro rata among the Holders of such Registrable Securities and other securities on the basis of the number of securities requested to be included therein by each such Holder).


          (c) Selection of Underwriters. If any Piggyback Registration is an Underwritten Offering, the Company will have the right to select the investment banker or investment bankers and manager or managers to administer the offering.

          (d) Registration Rights Inapplicable to Certain Transactions. Notwithstanding anything herein to the contrary, the right to require Piggyback Registration of Registrable Securities hereunder shall not apply to a Registration Statement relating to an offering solely for the account of security holders of a single corporation or group of corporations, or for the account of the Company, with respect to securities issued or to be issued by the Company in connection with the acquisition of the stock or assets, or the merger or consolidation of such corporation or corporations, by or with the Company, which Registration Statement is filed by the Company prior to the closing of such acquisition, merger or consolidation.

          4.   HOLDBACK AGREEMENT

          Each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Sections 2 or 3 hereof agrees, if requested by the Managing Underwriters, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 30-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering (or best efforts underwritten offering) of Registrable Securities made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the Managing Underwriters.

          The foregoing provisions shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering any such agreement; provided that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the applicable class of Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.


          5.   MECHANICS OF FILING, BLUE SKY, ETC.

          If and whenever the Company is required by the provisions of this Agreement to include any Registrable Securities in any registration, the Company shall, as expeditiously as reasonably possible:

          (a) Filing of Registration Statement. Prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the shorter of (i) 90 days, or (ii) the completion of the distribution, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended method of disposition of the Registrable Securities as set forth in such Registration Statement for such period.

          (b) Copies of Prospectus. Furnish to each Holder such number of copies of the Prospectus contained in such Registration Statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of the securities owned by the Holders;

          (c) Blue Sky Registration (i) Register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions not exceeding four in number as shall be requested by the Holders, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Securities in such jurisdictions during the period provided in subsection 5(a) above at the Company's sole expense, and (ii) use its best efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such other jurisdictions in addition to those in clause (i) above as the Holders shall request and do any and all acts which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Securities in such other additional jurisdictions during the period provided in subsection 7(a) above at the Holders' sole expense, provided that notwithstanding the provisions of subsection (c) clause (i), the Company shall not be required to qualify to do business as a foreign corporation or consent to or file a general consent to service of process in any state;

          (d) Information Provided to Holders. Notify the Holders of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to the Holders a reasonable number of copies of any supplement to or amendment of such Prospectus that may be necessary so that as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (e) Agreements of Holders. If the method of disposition of the Registrable Securities involves a continuous offering at the market, a best efforts offering, or other method whereby all of the Registrable Securities are not distributed and sold over a period of time not exceeding one (1) business day, the Holders of Registrable Securities agree to execute such other agreements that may be reasonably requested by the Company to insure compliance with Exchange Act Rules 10b-2, 10b-6, 10b-7 and rules of similar import.

          6.   FURNISHING OF INFORMATION AND SALES SUSPENSION.

          The obligations of the Company and the rights of the Holders under this Agreement shall be subject to the following additional terms, conditions and limitations:

          (a) Information Provided by Holders. Following any Registration Request, the Holders shall be required to furnish to the Company and to its counsel all relevant information concerning the proposed method of sale or other distribution by the Holders of the Registrable Securities, and such other information as the Company and its counsel reasonably may require to prepare and file a Registration Statement in accordance with the applicable provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. If requested by the Company, such information shall be furnished in writing.

          (b) Suspension of Sales by Holders. If, at any time when the Company is required to maintain a Registration Statement effective and current with respect to the Registrable Securities held by the Holders included within the coverage thereof, any event or events shall occur which would cause the Prospectus contained therein, as then amended or supplemented, to be other than in compliance with the requirements of Section 10 of the Securities Act, the Company will promptly give notice thereof to the Holders and, upon receipt of such notice, the Holders shall immediately cease and desist from effecting any sales of the Registrable Securities until the Holders shall have received notice from the Company that such sales again may be effected together with copies of a Prospectus which has been amended or supplemented so as to conform to the requirements of said Section 10. Upon the occurrence of any such event, the Company promptly shall use its best efforts to prepare and file with the SEC a post-effective amendment to the Registration Statement, or a post-effective amendment or supplement to the Prospectus, so that the Prospectus, as so amended or supplemented, will comply with the requirements of Section 10 of the Securities Act.

          7.   REGISTRATION EXPENSES

          If and whenever the Company includes Registrable Securities in any offering, the Company shall pay all expenses arising out of or related to the preparation, filing, distribution, printing, amendment and supplementing of a Registration Statement under Section 2 or 3 hereof (and to the extent provided in Section 5(c) hereof, any Blue Sky registration and qualification expenses) including, without limitation, all legal and accounting fees, the fees of other experts, and any reasonable expenses or other compensation paid to the underwriters (other than legal fees and disbursements of Holders' counsel in connection with such registration and the underwriting compensation required by the next succeeding sentence to be paid by the Holders). Each Holder shall pay its pro rata share of underwriting commissions and discounts and taxes.

          8.   INDEMNIFICATION

          (a) Indemnification by Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omissions to state therein a material fact required to be stated therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the Registration Statement or Prospectus after the Company has furnished such Holder with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

          (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assure the defense of such claim and employ counsel reasonably satisfactory to such Person, or (c) in the reasonable judgment of any such Person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claims on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          9.   RULE 144

          The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

          10.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

          No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.


          11.  MISCELLANEOUS

          (a) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b)  Term.  The registration rights granted under Sections 2 and 3 shall
     terminate on                       .
                  ----------------------

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                    (1) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company; and

                    (2) if to the Company, 44 High Street, West Nyack, New York 10994, Attention: President

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; or the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          (d) Successors and Assigns. The registration rights granted to the Stockholders under Section 3 may only be transferred to a transferee who acquires at least 10,000 Shares.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by he parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law. This Agreement shall be governed by the construed in accordance with the laws of the State of New York.

          (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties thereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement.

               This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              GENERAL BEARING CORPORATION


                              By:
                                   -----------------------------------
                                   Name:
                                   Title:


                              WORLD MACHINERY COMPANY


                              By:
                                   -----------------------------------
                                   Name:
                                   Title: